Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Advanced Emissions Solutions, Inc. (the "Company") for the period ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), L. Heath Sampson, as Principal Executive Officer of the Company, and Greg P. Marken, as Principal Financial Officer of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Advanced Emissions Solutions, Inc.

/s/ L. Heath Sampson
L. Heath Sampson
Chief Executive Officer
Date: March 12, 2018

/s/ Greg P. Marken
Greg P. Marken
Chief Financial Officer
Date: March 12, 2018